Exhibit 99.1 Press Release dated April 16, 2015

Citizens First Corporation Announces First Quarter 2015 Results and Repurchase of Warrants Issued to US Treasury

NEWS For Immediate Release
Contact: Todd Kanipe, CEO tkanipe@citizensfirstbank.com Steve Marcum, CFO smarcum@citizensfirstbank.com Citizens First Corporation 1065 Ashley Street, Suite 150 Bowling Green, KY 42103 270.393.0700

BOWLING GREEN, KY, April 16, 2015 – Citizens First Corporation (NASDAQ: CZFC) today reported results for the quarter ending March 31, 2015, which include the following:

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For the quarter ended March 31, 2015, the Company reported net income of $782,000, or $0.31 per diluted common share.  This represents a decrease of $105,000, or $0.04 per diluted common share from the linked quarter ended December 31, 2014 and an increase of $91,000, or $0.04 per diluted common share, from the quarter ended March 31, 2014.

•
On April 15, 2015, the Company repurchased the 254,218 warrants issued in 2008 to the US Treasury as part of its participation in the US Treasury’s Capital Purchase Program.  The repurchase price of the warrants was $1.7 million.  On a proforma basis,  assuming the repurchase of the warrants as of March 31, 2015, the tangible book value per common share at March 31, 2015 would have been $12.99 rather than the $13.85 reported.  Also on a proforma basis, a resulting improvement in diluted earnings per common share of $0.02 would have occurred for the quarter ended March 31, 2015.

•
Non-performing assets totaled $1.5 million, or 0.34% of total assets, at March 31, 2015 compared to $2.6 million, or 0.62% of total assets at March 31, 2014, a decrease of $1.1 million. Non-performing assets increased $115,000 from the linked quarter ended December 31, 2014.

•
The Company’s net interest margin was 3.82% for the quarter ended March 31, 2015 compared to 3.94% for the linked quarter ended December 31, 2014, and 3.81% for the quarter ended March 31, 2014, a decrease of 12 basis points for the linked quarter and an increase of 1 basis point from the prior year.  The Company’s net interest margin decreased from the linked quarter due to a decline in the yield on loans, which fell to 4.99% for the quarter ended March 31, 2015 compared to 5.06% for the quarter ended December 31, 2014 and 5.14% for the quarter ended March 31, 2014.

•
Total loans increased 0.4% to $319.6 million at March 31, 2015 compared to $318.5 million at December 31, 2014. Total deposits increased 6.9% to $365.4 million at March 31, 2015 compared to $341.8 million at December 31, 2014.  Todd Kanipe, President & CEO of Citizens First commented, “We are encouraged by the growth on our balance sheet.  Overall growth is vital to improve our net interest income while interest rates continue to remain at historically low levels.”

First Quarter 2015 Compared to Fourth Quarter 2014

•	Net interest income decreased $58,000, or 1.6%, due to a decline in the yield on loans.

•	Non-interest income decreased $44,000, or 6.0%, primarily due to a decrease in service charges on deposit accounts of $22,000 and security gains of $21,000.

•
Non-interest expense decreased $19,000, or 0.6%, compared to the previous quarter, primarily due to a reduction in core deposit intangible expense of $64,000 partially offset by an increase in personnel expense of $42,000.

First Quarter 2015 Compared to First Quarter 2014

•	Net interest income increased $164,000, or 4.7%, as the volume of earning assets increased from the prior year.

•	Non-interest income increased $64,000, or 10.2%, primarily due to an increase in service charges on deposit accounts due to the introduction of a new consumer deposit transaction account.

•	Non-interest expense increased $141,000, or 4.6%, primarily due to an increase in personnel expenses, primarily as a result of normal salary adjustments.

Balance Sheet at March 31, 2015

•
Total assets increased $18.3 million, or 4.4%, from December 31, 2014 to March 31, 2015 due to a growth in loans and federal funds sold.  Average assets year-to-date increased 3.4%, or $14.1 million from March 31, 2014.  Average interest earning assets year-to-date increased 4.3%, or $16.4 million, from March 31, 2014.

•
The allowance for loan losses at March 31, 2015 was $4.9 million, or 1.55% of total loans, compared to $4.9 million, or 1.53% of total loans as of December 31, 2014.  The allowance increased slightly as a percentage of total loans due to an increase in outstanding loans for the year as well as continuing low levels of non-performing loans.

•
Stockholders’ equity increased $903,000, or 2.3%, from December 31, 2014 to March 31, 2015.  The tangible common equity ratio declined slightly to 6.39% as of March 31, 2015 compared to 6.45% at December 31, 2014 due to the increase in assets.  The tangible book value per common share improved from $13.39 at December 31, 2014, to $13.85 at March 31, 2015.  The Company and Citizens First Bank are categorized as “well capitalized” under regulatory guidelines.  As a component of new BASEL III capital regulations, Citizens First Bank will “opt-out” of including accumulated other comprehensive income (AOCI) in regulatory capital with the filing of the March 31, 2015 Call Report.

About Citizens First Corporation

Citizens First Corporation is a bank holding company headquartered in Bowling Green, Kentucky and established in 1999.  The Company has branch offices located in Barren, Hart, Simpson and Warren Counties in Kentucky, and a loan production office in Williamson County, Tennessee.  Additional information concerning our products and services is available at www.citizensfirstbank.com.

Forward-Looking Statements

Statements in this press release relating to Citizens First Corporation's plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon the Company’s current expectations, but are subject to certain risks and uncertainties that may cause actual results to differ materially.  Among the risks and uncertainties that could cause actual results to differ materially are economic conditions generally and in the market areas of the Company, a continuation or worsening of the current disruption in credit and other markets, goodwill impairment, overall loan demand, increased competition in the financial services industry which could negatively impact the Company’s ability to increase total earning assets, and the retention of key personnel.  Actions by the Department of the Treasury and federal and state bank regulators in response to changing economic conditions, changes in interest rates, loan prepayments by and the financial health of the Company’s borrowers, and other factors described in the reports filed by the Company with the Securities and Exchange Commission could also impact current expectations.

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios
Consolidated Statement of Income:
	Three Months Ended
	March 31	Dec 31	Sept 30	June 30	March 31
	2015	2014	2014	2014	2014
Interest income	$4,306	$4,370	$4,354	$4,230	$4,181
Interest expense	644	650	675	701	683
Net interest income	3,662	3,720	3,679	3,529	3,498

Provision for loan losses	80	-	-	150	125

Non-interest income:
Service charges on deposits	317	339	300	296	261
Other service charges and fees	135	138	198	141	153
Gain on sale of mortgage loans	31	39	76	51	24
Non-deposit brokerage fees	92	90	67	75	69
Lease income	73	63	76	74	75
BOLI income	45	47	47	47	47
Securities gains	-	21	-	74	-
Total	693	737	764	758	629

Non-interest expenses:
Personnel expense	1,648	1,606	1,519	1,486	1,527
Net occupancy expense	528	483	501	479	482
Advertising and public relations	52	73	74	93	83
Professional fees	164	142	137	149	153
Data processing services	239	242	250	248	233
Franchise shares and deposit tax	146	157	146	145	146
FDIC insurance	59	63	73	74	77
Core deposit intangible amortization	18	82	82	82	84
Postage and office supplies	40	43	54	59	51
Other real estate owned expenses	7	25	10	47	10
Other	302	306	295	271	216
Total	3,203	3,222	3,141	3,133	3,062

Income before income taxes	1,072	1,235	1,302	1,004	940
Provision for income taxes	290	348	372	271	249
Net income	782	887	930	733	691

Dividends and accretion on preferred stock	128	131	131	127	132
Net income available for common shareholders	$654	$756	$799	$606	$559
Basic earnings per common share	$0.33	$0.38	$0.41	$0.31	$0.28
Diluted earnings per common share	$0.31	$0.35	$0.38	$0.29	$0.27

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios

Key Operating Statistics:

Three Months Ended

	March 31	December 31	September 30	June 30	March 31
	2015	2014	2014	2014	2014

Average assets	$428,210	$414,852	$412,761	$419,630	$414,089
Average earning assets	397,920	384,050	381,471	387,457	381,485
Average loans	321,028	313,888	308,087	303,489	303,438
Average interest-bearing deposits	316,558	298,101	301,378	309,820	305,239
Average deposits	360,240	341,128	343,287	350,943	346,089
Average equity	39,029	38,249	37,328	36,501	36,213
Average common equity	31,370	30,590	29,669	28,842	28,046

Return on average assets	0.74%	0.85%	0.89%	0.70%	0.68%
Return on average equity	8.13%	9.20%	9.88%	8.05%	7.74%

Efficiency ratio	72.06%	71.19%	69.41%	72.88%	72.73%
Non-interest income to average assets	0.66%	0.70%	0.73%	0.72%	0.62%
Non-interest expenses to average assets	3.03%	3.08%	3.02%	2.99%	3.00%
Net overhead to average assets	2.38%	2.36%	2.28%	2.27%	2.38%
Yield on loans	4.99%	5.06%	5.16%	5.13%	5.14%
Yield on investment securities (TE)	2.88%	2.75%	2.80%	2.94%	3.02%
Yield on average earning assets (TE)	4.48%	4.61%	4.61%	4.47%	4.53%
Cost of average interest bearing liabilities	0.76%	0.78%	0.81%	0.83%	0.83%
Net interest margin (TE)	3.82%	3.94%	3.91%	3.74%	3.81%
Number of FTE employees	95	97	98	99	98

Asset Quality Indicators:
Non-performing loans to total loans	0.38%	0.37%	0.50%	0.60%	0.65%
Non-performing assets to total assets	0.34%	0.33%	0.52%	0.60%	0.62%
Allowance for loan losses to total loans	1.55%	1.53%	1.58%	1.59%	1.60%
YTD net charge-offs (recoveries) to average loans, annualized	0.02%	0.01%	0.01%	(0.03)%	(0.06)%
YTD net charge-offs (recoveries)	18	43	25	(25)	(49)

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios

Consolidated Statement of Condition:	As of	As of	As of
	March 31,	December 31,	December 31,
	2015	2014	2013
Cash and due from financial institutions	$ 8,513	$ 7,962	$ 8,572
Federal funds sold	19,905	3,360	28,490
Available for sale securities	58,913	58,986	51,633
Loans held for sale	310	-	-
Loans	319,632	318,477	295,068
Allowance for loan losses	(4,947)	(4,885)	(4,653)
Premises and equipment, net	10,776	10,758	11,054
Bank owned life insurance (BOLI)	8,039	7,993	7,806
Federal Home Loan Bank Stock, at cost	2,025	2,025	2,025
Accrued interest receivable	1,443	1,527	1,554
Deferred income taxes	1,350	1,479	2,279
Intangible assets	4,415	4,433	4,762
Other real estate owned	267	198	833
Other assets	491	501	752
Total Assets	$431,132	$412,814	$410,175

Deposits:
Noninterest bearing	$ 44,664	$ 41,975	$ 39,967
Savings, NOW and money market	153,781	148,935	143,602
Time	166,920	150,874	159,382
Total deposits	$365,365	$341,784	$342,951
FHLB advances and other borrowings	19,500	25,500	22,000
Subordinated debentures	5,000	5,000	5,000
Accrued interest payable	242	231	243
Other liabilities	1,674	1,851	1,634
Total Liabilities	391,781	374,366	371,828
6.5% Cumulative preferred stock	7,659	7,659	7,659
Series A preferred stock	-	-	3,266
Common stock	27,072	27,072	27,072
Retained earnings (deficit)	4,027	3,373	653
Accumulated other comprehensive income (loss)	593	344	(303)
Total Stockholders’ Equity	39,351	38,448	38,347
Total Liabilities and Stockholders’ Equity	$431,132	$412,814	$410,175

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios

	March 31, 2015	December 31, 2014	December 31, 2013
Consolidated Capital Ratios:
Tangible equity ratio (1)	8.19%	8.33%	8.28%
Tangible common equity ratio (1)	6.39%	6.45%	5.59%
Book value per common share	$16.10	$15.64	$13.93
Tangible book value per common share (1)	$13.85	$13.39	$11.51
End of period common share closing price	$12.27	$11.90	$9.86
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(1)
The tangible equity ratio, tangible common equity ratio and tangible book value per common share, while not required by accounting principles generally accepted in the United States of America (GAAP), are considered critical metrics with which to analyze banks.  The ratio and per share amount have been included to facilitate a greater understanding of the Company’s capital structure and financial condition.  See the Regulation G Non-GAAP Reconciliation table for reconciliation of this ratio and per share amount to GAAP.

Regulation G Non-GAAP Reconciliation:	March 31, 2015	December 31, 2014	December 31, 2013

Total shareholders’ equity (a)	$39,351	$38,448	$38,348
Less:
Preferred stock	(7,659)	(7,659)	(10,925)
Common equity (b)	31,692	30,789	27,423
Goodwill	(4,097)	(4,097)	(4,097)
Intangible assets	(318)	(336)	(665)
Tangible common equity (c)	27,277	26,356	22,661
Add:
Preferred stock	7,659	7,659	10,925
Tangible equity (d)	$34,936	$34,015	$33,586

Total assets (e)	$431,132	$412,814	$410,175
Less:
Goodwill	(4,097)	(4,097)	(4,097)
Intangible assets	(318)	(336)	(665)
Tangible assets (f)	$426,717	$408,381	$405,413
Shares outstanding (in thousands) (g)	1,969	1,969	1,969

Book value per common share (b/g)	$16.10	$15.64	$13.93
Tangible book value per common share (c/g)	$13.85	$13.39	$11.51

Total shareholders’ equity to total assets ratio (a/e)	9.13%	9.31%	9.35%
Tangible equity ratio (d/f)	8.19%	8.33%	8.28%
Tangible common equity ratio (c/f)	6.39%	6.45%	5.59%